Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the foregoing Registration Statement on Form S-3 of our report dated June 27, 2014, relating to the consolidated financial statements which appears in China Jo-Jo Drugstores, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Friedman LLP

New York, New York

August 8, 2014

1700 BROADWAY, NEW YORK, NY 10019 T 212.842.7001 WWW.FRIEDMANLLP.COM OFFICES IN NEW YORK CITY NEW JERSEY LONG ISLAND BEIJING AND AN INDEPENDENT MEMBER FIRM OF DFK WITH OFFICES WORLDWIDE